Issued by: Atkore Policy Steering Committee Approved: Reviewed and approved January 2022 1 Designated and Section 16 Insider Trading Policy INTENT AND SCOPE This Policy of Atkore Inc. (together with its subsidiaries and affiliates, “Atkore” or the “Company”) concerns trading in the Securities of the Company or its affiliates, as well as trading in Securities of other companies, and applies to all “Designated Insiders” and “Section 16 Insiders” (collectively, “Insiders”). The Company’s reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance. To preserve this reputation, it is essential that all transactions in Securities conform to U.S. securities laws and avoid even the appearance of impropriety All Insiders must familiarize themselves and abide by this policy, as well as the Atkore Inc. Insider Trading Policy. Violations of either policy may result in civil and criminal penalties under U.S. securities laws, and in disciplinary action by the Company, up to and including termination of employment. This policy has been approved by the Company Board of Directors and shall become effective as of the date of the initial listing of the Company’s Common Stock on the New York Stock Exchange. The Board of Directors or one of its Committees will review and may amend this policy from time to time. POLICY HIGHLIGHTS • This Policy applies to Designated Insiders and their relatives, and Section 16 Insiders. • Designated insiders include: (a) all directors of the Company; (b) the CEO and all persons reporting directly to the CEO; (c) the CFO and all persons in the finance organization with access to the unreported consolidated financial results or projections of the Company; and (d) any member of the extended executive management team with access to the company’s unreported financial results and projections. • Section 16 insiders include all officers, directors and 10% stockholders of the Company. • Purchases and sales of Securities of the Company by Designated Insiders or Related persons will not be permitted when material nonpublic information may exist during restricted periods, including but not limited to: o From 15 days prior to the end of each fiscal quarter until after the second full business day following the release of the Company’s quarterly or annual earnings results; or o When the Company issues interim earnings guidance or other potentially material information by way of press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information. • A Designated Insider may be able to trade in Securities of the Company during the restricted periods if the Designated Insider has entered into a Rule 10b5-1 plan. • The General Counsel must provide pre-clearance for any transaction involving the Company’s Securities by a Designated Insider or a Related Person. • Section 16 Insiders are required to report a variety of transactions of Company equity securities by law and shall do so by utilizing the procedures and forms of this Policy. • This Policy continues to apply to transactions in Securities of the Company even after employment with the Company terminates.

Issued by: Atkore Policy Steering Committee Approved: Reviewed and approved January 2022 2 The obligations of the General Counsel hereunder may be delegated by the General Counsel to such other officers or members of the Legal Department of the Company as may be designated from time to time. DEFINITIONS Company Associates: All full-time, part-time, salaried, hourly, union, and nonunion, officers, executives and the Board of Directors, and to immediate family members and other persons living in their households. Designated Insiders: including: (a) all directors of the Company, (b) the CEO and all persons reporting directly to the CEO, (c) the CFO, and all persons in the finance organization of the Company having access to the unreported consolidated financial results or projections of the Company, and (d) any member of the extended executive management team having access to the Company’s unreported financial results and projections. A list of current Designated Insiders is attached as Exhibit A to this policy. The General Counsel will update that list from time to time. Exchange Act: The Securities Exchange Act of 1934, as amended. General Counsel: The General Counsel of the Company. Immediate family member: includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Designated Insider. Related Person: Immediate family members, any other persons living in a Designated Insider’s household, and any entities a Designated Insider may control. Securities: The common stock or debt securities (such as bonds or debentures) or any other equity securities (such as warrants, options, or preferred stock) of, or derivative securities related to, a company. Section 16 Insiders: All officers, directors, and 10% stockholders of the Company. Capitalized terms not defined in this policy have the meanings ascribed to them in the Atkore Inc. Policy on Trading in Securities. POLICY AND PROCEDURES Special Trading Restrictions on Designated Insiders Trading Blackout Periods All Company Associates must limit transactions in Securities of the Company or its affiliates to periods when they can reasonably be satisfied that there are no pending nonpublic material developments that might have a bearing on the market price of such Securities. In addition to this general prohibition applying to all Company Associates, there are further trading restrictions on certain Company officers, directors, and employees who routinely have access to material nonpublic information, specifically including all Designated Insiders.

Issued by: Atkore Policy Steering Committee Approved: Reviewed and approved January 2022 3 Purchases and sales of Securities of the Company or its affiliates by Designated Insiders, as well as any Related Persons thereof, will not be permitted at the following times when material nonpublic information may exist: 1. During the period beginning 15 days prior to the end of each fiscal quarter and ending after the second full business day following the release of the Company’s quarterly or annual earnings results. 2. The Company may, on occasion, issue interim earnings guidance and other potentially material information by way of a press release, SEC filing on Form 8-K, or other means designed to achieve widespread dissemination of the information. Individuals subject to this policy should anticipate that trading will be blacked out while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed into the market. 3. Such other periods as to which Designated Insiders will be specifically advised. Rule 10b5-1 Plans A Designated Insider may be able to trade in Securities of the Company or its affiliates during the restricted periods set forth above if the Designated Insider has entered into a so-called Rule 10b5- 1 plan. Rule 10b5-1 plans allow corporate insiders to establish a defense to insider trading allegations by effecting transactions pursuant to a pre-established written plan that specifies (by, for example, formula or actual dates) when trades are to be made and is entered into at a point in time when the insider does not possess material nonpublic information. In general terms, a Rule 10b5-1 plan can be designed to allow purchases and sales even when the Designated Insider would otherwise be blocked by a blackout period or the possession of material nonpublic information. A Designated Insider may wish to work with his or her broker to set up such a plan. Any Designated Insider’s Rule 10b5-1 plan must: (a) be in writing and in a form acceptable to the Company; (b) be acknowledged in writing by the General Counsel prior to the plan becoming effective; (c) contain such terms and conditions as may be required by Rule 10b5-1 under the Exchange Act; and (d) not be entered into during a blackout period or when the Designated Insider is in possession of material nonpublic information. Mandatory Pre-clearance Procedure Designated Insiders and any Related Person may not engage in any transaction involving Securities of the Company or its affiliates, including gifts, without first obtaining pre-clearance of the transaction from the General Counsel. A request for pre-clearance should be submitted to the General Counsel at least five business days before the proposed transaction. The General Counsel will then determine whether the transaction may proceed and, if so, assist in complying with the SEC’s reporting requirements. In the event an approved transaction is not consummated within the time period agreed to by the General Counsel, it must be re-approved before it may be consummated at a later date. Transactions effected pursuant to Company-approved Rule 10b5-1 plans will not require further pre-clearance at the time of the transaction if the plan specifies the dates, prices, and amounts of the contemplated trades or establishes a formula for determining the dates, prices, and amounts. Any Designated Insider or Related Person who effects a transaction pursuant to such a plan (or his or her broker) must, however, report the specific transaction to the General Counsel no later

Issued by: Atkore Policy Steering Committee Approved: Reviewed and approved January 2022 4 than the day on which such person finds out the trade’s amount, date and price. Reliance on the terms of the plan will not constitute sufficient “notice.” Certification All Designated Insiders must certify annually their understanding of, and intent to comply with, the procedures set forth in this policy. Please copy, complete, and return the required certification (attached as Exhibit B to this Policy) to the General Counsel immediately and, thereafter, no later than January 1st of each year. Section 16 Insiders Section 16 of the Exchange Act and the regulations thereunder require Section 16 Insiders to report to the SEC numerous types of transactions in Company equity securities. Such reporting is generally made on an SEC-prescribed document known as a “Form 4.” The required reporting of transactions in Company equity securities by Section 16 Insiders requires timely communication between those individuals and the Company. Each Section 16 Insider must notify the General Counsel two (2) days prior to the day on which such insider affects any transaction in Company equity securities. A list of Section 16 Insiders as of June 10, 2016, is attached as Exhibit A to this policy. The General Counsel will update this list from time to time. Reminders and Alerts; Power of Attorney Because the risk of late Form 4 filings and filings containing inaccurate information is considerable, and because of heightened public scrutiny, the Company will send Section 16 Insiders periodic preventive Reminders and Alerts during the course of the year. In addition, in order to enable the Company to prepare and file Forms 4 on a timely basis, Section 16 Insiders must sign and return a power of attorney, a copy of which is attached as Exhibit D. Use of Brokers by Section 16 Insiders The Company has worked out a coordinated procedure with Morgan Stanley. Those Section 16 Insiders who are not currently using Morgan Stanley as their broker are encouraged to enter all their transactions in equity securities of the Company or its affiliates through Morgan Stanley (Morgan Stanley will not seek to reinvest the funds from these transactions or seek any other securities business from the Section 16 Insider.) Whether Section 16 Insiders choose to utilize Morgan Stanley or their own broker, we require that Section 16 Insiders and their brokers sign the Broker Instruction/Representation attached as Exhibit C to this policy, which imposes two requirements on the broker handling transactions by Section 16 Insiders in equity securities of the Company or its affiliates: 1. To not enter any order (except for orders under pre-approved Rule 10b5-1 plans) without: a. first verifying with the Company that the transaction was pre-cleared; and b. complying with the brokerage firm’s compliance procedures. 2. To report immediately to the Company via a. telephone and

Issued by: Atkore Policy Steering Committee Approved: Reviewed and approved January 2022 5 b. in writing (via e-mail or fax) the details of every transaction involving equity securities of the Company or its affiliates, including gifts, transfers, pledges, and all 10b5-1 transactions. Section 16 Insiders should sign and have their brokers sign the enclosed Broker Instruction/Representation Form, attached as Exhibit C, and return it to us no later than July 1st so that we can establish a coordinated procedure with their brokers. Post-Termination Transactions This policy continues to apply to transactions in Securities of the Company or its affiliates even after employment with the Company terminates. Any individual in possession of material nonpublic information when employment terminates may not trade in such Securities until that information has become public or is no longer material. Any questions regarding the application of this limitation should be directed to the General Counsel. Assistance with Compliance The ultimate responsibility for adhering to this policy and avoiding improper Securities transactions rests with each insider. Violations of this Policy may result in disciplinary action, up to and including dismissal for cause. Any Insider who has any questions regarding this policy or who is unsure whether information relating to the Company, its affiliates, or any other publicly traded company is “material,” or whether it has been disclosed to the public, should contact the General Counsel before taking any action. It is important to note that individuals should not try to resolve these issues on their own, as the rules relating to insider trading are complex, and violations can result in severe consequences. No Third Party Beneficiaries This policy has been adopted to protect the good name, reputation, franchises, assets, businesses, and prospects of the Company and its affiliates. It is not intended to, and does not, create any legal rights in any third parties, including investors, partners, creditors, customers, suppliers, and others having business relations with such entities. Questions Questions about this policy or the application of such policy to a particular situation should be directed to the General Counsel. REPORTING AND REMEDIATION Atkore supports open communication and encourages employees and other interested parties to make a good faith report of any violation of this or any Company policy, regulation or applicable law. Employees may report potential violations or concerns to their manager, their Human Resources business partner or the Legal Department. Reports may also be made anonymously through the Atkore EthicsPoint. Via Web: https://atkore.ethicspoint.com Via Phone: 1-888-503-5397 All reports will be promptly and impartially investigated, and we will seek an appropriate remedy

Issued by: Atkore Policy Steering Committee Approved: Reviewed and approved January 2022 6 wherever violations of this policy occur. At Atkore, we strive to promote a work environment of in line with our Core Values. Our employees hold themselves and one another accountable for operating with respect and integrity. Retaliation of any kind is inconsistent with those values and will not be tolerated. Any employee who subjects another employee to such retaliation will be subject to disciplinary action, up to and including termination of employment.